EXHIBIT 32.1
Polypore, Inc.
Chief Executive Officer Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Polypore, Inc. (the “Company”) for the period ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Frank Nasisi, President and Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frank Nasisi

Frank Nasisi
President and Chief Executive Officer
Date:  March 30, 2005